As filed with the Securities and Exchange Commission on August 11, 2008

   Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2880496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Belmeade, Suite 100 Carrollton, Texas 75006
(Address of Principal Executive Offices) (Zip Code)

HEELYS, INC.

2006 STOCK INCENTIVE PLAN

 (Full title of the plan)

Donald K. Carroll
Chief Executive Officer and President
Heelys, Inc.
3200 Belmeade Drive, Suite 100.
Carrollton, Texas 75006
(214) 390-1831
(Name and address and telephone number, including
area code, of agent for service)

Copy to: Robert Sarfatis, Esq. Gardere Wynne Sewell LLP 1601 Elm Street, Suite 3000 Dallas, Texas 75201 (214) 999-4245

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001	700,000 shares	$4.53	$3,171,000	$124.62

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) of the Securities Act, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Global Select Market on August 8, 2008.

PART I

The information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement:

(1)                               our Registration Statement on Form S-8, filed with the SEC on December 19, 2006;

(2)                               our annual report on Form 10-K, filed with the SEC on March 17, 2008; and

(3)                               all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the document referred to in (2) above;

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

In addition to the exhibits filed or incorporated by reference into the previously filed Registration Statements on Form S-8 relating to the Plan, the following documents are filed as exhibits to this Registration Statement:

4.1	Amendment No. 2 to the Heelys, Inc. 2006 Stock Incentive Plan, effective as of May 30, 2008.

5.1	Opinion of Gardere Wynne Sewell LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature pages of the Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, Texas, on the 11th  day of August, 2008.

HEELYS, INC.
(Registrant)

By:	/s/ Donald K. Carroll
Donald K. Carroll
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Donald K. Carroll and Gary L. Martin, and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the SEC any and all amendments to this Registration Statement and any and all exhibits, certificates, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Donald K. Carroll	President and	August 11, 2008
Donald K. Carroll	Chief Executive Officer
(principal executive officer)

/s/ Gary L. Martin	Chairman of the Board	August 11, 2008
Gary L. Martin

/s/ Roger R. Adams	Director	August 11, 2008
Roger R. Adams

/s/ Jerry R. Edwards	Director	August 11, 2008
Jerry R. Edwards

/s/ Patrick F. Hamner	Director	August 11, 2008
Patrick F. Hamner

/s/ Samuel B. Ligon	Director	August 11, 2008
Samuel B. Ligon

Signature	Title	Date

/s/ Richard Middlekauff	Director	August 11, 2008
Richard Middlekauff

/s/ Ralph T. Parks	Director	August 11, 2008
Ralph T. Parks

/s/ Jeffrey G. Peterson	Director	August 11, 2008
Jeffrey G. Peterson

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Amendment No. 2 to the Heelys, Inc. 2006 Stock Incentive Plan, effective as of May 30, 2008.

5.1	Opinion of Gardere Wynne Sewell LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature pages of the registration statement).